QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 99.2

CONSENT OF CREDIT SUISSE FIRST BOSTON CORPORATION

         Board of Directors
FEI Company
7451 N.W. Evergreen Parkway
Hillsboro, OR 97124

Members of the Board:

        We hereby consent to the inclusion of (i) our opinion letter, dated July 11, 2002, to the Board of Directors of FEI Company ("FEI") as Annex D to the joint proxy statement/prospectus included in the Registration Statement of Veeco Instruments Inc. ("Veeco") on Form S-4 (the "Registration Statement") relating to the proposed merger involving FEI and Veeco, and (ii) references made to our firm and such opinion in the Registration Statement under the captions entitled "Joint Proxy Statement/Prospectus Summary—Opinion of FEI's Financial Advisor", "The Merger—Background of the Merger", "The Merger—Joint Reasons for the Merger", and "The Merger—Opinion of FEI's Financial Advisor". In giving such consent, we do not admit that we come within the category of persons whose consent is required under, nor do we admit that we are "experts" with respect to any part of the Registration Statement for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

CREDIT SUISSE FIRST BOSTON CORPORATION

/s/  CREDIT SUISSE FIRST BOSTON CORPORATION

Date: August 9, 2002

QuickLinks

CONSENT OF CREDIT SUISSE FIRST BOSTON CORPORATION